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ASHFORD INC. DIRECTOR AND HOSPITALITY INDUSTRY
VETERAN, W. MICHAEL MURPHY, PASSES AWAY

DALLAS, July 25, 2024 – Ashford Inc. announced today that Mr. W. Michael Murphy, a member of its Board of Directors, passed away on July 24, 2024. Mr. Murphy had a distinguished career in the hotel industry and has been a key member of the Company’s Board of Directors, serving since August 2018. Prior to serving on the board of Ashford Inc., Michael served on the board of Braemar Hotels & Resorts (NYSE: BHR) from 2013 to 2015 and he served on the board of Ashford Hospitality Trust (NYSE: AHT) from 2003 to 2013.
“We are very saddened to announce Michael’s passing,” commented Monty J. Bennett, Ashford Inc.’s Chairman and Chief Executive Officer. “We will miss him, both as a friend and as a valued business leader. On behalf of the directors and management of Ashford Inc. and the entire Ashford Group of Companies, we extend our heartfelt condolences to Michael’s family during this difficult time.”